EXHIBIT 23.2


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 2, 2017 with respect to the audited financial statements of The Diamond Cartel Inc, for the years ended April 30, 2016 and 2015. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

     We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ MaloneBailey,  LLP
www.malonebailey.com

Houston, Texas
February 3, 2017